EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valence Technology, Inc. on Form S-8 of our report dated June 27, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2001.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
July 27, 2001